                                                                   EXHIBIT 10.21

                                FIRST AMENDMENT
                                      TO
                        EXECUTIVE EMPLOYMENT AGREEMENT


   This First Amendment to Executive Employment Agreement (this "First Amendment") is made as of January 9, 1996 by and between Leslie Hodge ("Executive") and AMSERV HEALTHCARE INC., a Delaware corporation (the "Company").

                                    RECITALS

   Whereas, Executive and the Company entered into an Executive Employment Agreement as of March 21, 1995 (the "Agreement") relating to certain terms and conditions of Executive's employment with the Company.

   Whereas, Executive and the Company have determined that it is in their mutual best interests and desire to amend and modify the Agreement as more particularly set forth herein.


                             AMENDMENT TO AGREEMENT

   Now, Therefore, in consideration of the mutual covenants in this First Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and Executive agree as follows:

   1. Subsection 5.2 of the Agreement is amended by replacing the phrase "within thirty (30) miles of any office of the Company" with "within thirty
(30) miles of any office of the Company, or in the event of a Board Approved Change in Control, within thirty (30) miles of any branch office of the Company".

   2.  Section 6 of the Agreement is deleted in its entirety and the following
Section 6 is substituted therefore:

  "6.  Severance Payments
       ------------------

       6.1  Change in Control.  Following a Change in Control of the Company, if
            -----------------
during the thirty-six (36) months following such Change in Control, (i) Executive is terminated by the Company without Cause or (ii) Executive terminates employment with the Company (or its successor or assigns) for Good Reason, the Company shall pay and provide Executive each of the following:

      (a) Within five (5) business days after the effective date of the termination of employment (the "Effective Date"), the Company (or its successor or assigns) will pay Executive a lump sum cash payment equal to three (3) times the average annual compensation that was includible in Executive's gross income during each of the lesser of (i) the five (5) full fiscal years immediately prior to the Effective Date and (ii) the number of years Executive was employed by the Company immediately prior to the Effective Date.

      (b) Executive and her dependents shall continue to be covered for thirty-six (36) months after the Effective Date by all survivor rights, insurance and benefit programs of the Company (or its successor or assigns) in type and amount at least equivalent to that provided to her and her dependents by the Company immediately prior to the Change in Control; provided that if participation in any one or more of such arrangements is not possible under the terms thereof, the Company (or its successor or assigns) will provide substantially identical benefits outside of the programs. The cost of this coverage will be paid by the Company (or its successor or assigns).

      (c) Upon the occurrence of a Change in Control of the Company, if, during the six (6) months following such Change in Control, Executive terminates employment with the Company (or its successor or assigns) without Good Reason, then within five (5) business days after the Effective Date, the Company shall pay to Executive an amount equal to thirty percent (30%) of the amount described in Section 6.1(a) above.

      6.2  Board Approved Change in Control.  Following a Board Approved Change
           --------------------------------
in Control of the Company, if, during the twenty-four (24) months following such Board Approved Change in Control, (i) Executive's employment is terminated by the Company (or its successor or assigns) without Cause or (ii) Executive terminates employment with the Company (or its successor or assigns) because of
(x) a relocation of Executive's employment which is unacceptable to Executive,
(y) reduction of Executive's compensation or benefits (other than across-the-board reductions which are applicable to all executive employees), or (z) assignment to Executive by the Company of any duties which are inconsistent with, a diminution of or an adverse change in the Executive's position, including increasing in a substantial way the amount of travel required by Executive, then the Company shall pay and provide to Executive each of the following, provided that Executive, if requested by the Company, continues her employment and performs her duties for a transition period ending at the time her services are no longer needed by the Company or six months from the notice of termination by either party, whichever is sooner, and remains available to assist the Company by telephone for a reasonable time thereafter:

      (a) Within five (5) business days after the Effective Date the Company (or its successor or assigns) shall pay Executive a lump sum payment equal to twelve (12) months of the highest monthly Base Salary received by Executive in any one of the sixty (60) months immediately prior to such Effective Date.

      (b)  Executive and her dependents shall continue to be covered for twelve
  (12) months after such Effective Date by all survivor rights, insurance and benefit programs of the Company (or its successor or assigns) in type and amount at least equivalent to that provided to her and her dependents by the Company immediately prior to the Board Approved Change in Control; provided that if participation in any one or more of such arrangements is not possible under the terms thereof, the Company (or its successor or assigns) will provide substantially identical benefits outside of the programs. The cost of this coverage will be paid by the Company (or its successor or assigns).

      6.3  Gross Up of Severance Payments.  If all or any portion of the amounts
           ------------------------------
payable to Executive under this Agreement, either alone or together with other payments which Executive has the right to receive from the Company, constitute "excess parachute payments" (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), that are subject to the excise tax imposed by Section 4999 of the

  Code (or similar tax and/or assessment), the Company (or its successor or assigns) shall increase the amounts payable pursuant to this Section 6 to the extent necessary to place Executive in the same after-tax position as she would have been in had no such excise tax been imposed on the payments hereunder. The determination of the amount of any such excise taxes shall initially be made by the independent accounting firm employed by the Company immediately prior to the Change in Control. If, at a later date, it is determined that the amount of excise taxes payable by Executive is greater than the amount initially so determined, then the Company (or its successor or assigns) shall pay Executive an amount equal to the sum of (i) such additional excise taxes, (ii) any interest, fines and penalties resulting from such underpayment, plus (iii) an amount necessary to reimburse Executive for any income, excise or other taxes payable by Executive with respect to the amount specified in (i) and (ii) above, and the reimbursement provided by this (iii)."

   3. Subsection 8(a) of the Agreement is amended by adding at the beginning of such subsection the phrase "Subject to Executive's rights in Section 6 of the Agreement,".

   4. Subsection 8(c) of the Agreement is amended by replacing the phrase "(iv) any amounts payable pursuant to SECTION 6(A) above" with "(iv) any amounts payable pursuant to SECTION 6 above".

   5. Section 9 of the Agreement is amended by adding after the definition of "Affiliate" the following definition:

   "BOARD APPROVED CHANGE IN CONTROL" means the happening during the term of this Agreement of either of the following: (i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the federal Securities Exchange Act of 1934 (the "Exchange Act")) acquires beneficial ownership (within the meaning of rule 13d-3 promulgated under the Exchange Act) of greater than 50% of the then outstanding shares of common stock of the Company or (ii) the stockholders of the Company approve a reorganization, merger, consolidation, complete liquidation or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or similar corporate transaction, and such acquisition (as described in clause (i) above) or such transaction (as described in clause (ii) above) is approved prior thereto by the Company's Board of Directors in accordance with the Company's Bylaws."

   6. Except as modified herein the terms and conditions of the Agreement remain in full force and effect in accordance with their terms, and the Agreement and this First Amendment shall be deemed to constitute one integrated agreement.

   IN WITNESS WHEREOF, the parties have executed this First Amendment to Executive Agreement as of the date first above written.

                                             AMSERV HEALTHCARE INC.

                                             By:  /s/ Eugene J. Mora
                                                  ------------------

                                             Its: President

                                             EXECUTIVE

                                             /s/ Leslie Hodge
                                             ----------------
                                             Leslie Hodge